UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Superior Group of Companies, Inc.

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Superior Group of Companies, Inc. 10055 Seminole Boulevard Seminole, FL 33772-2539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2021

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR GROUP OF COMPANIES, INC. (the "Company") will be held on May 14, 2021 at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. In order to attend the Annual Meeting, please follow the instructions in the section titled “Virtual Meeting” on page 1 of the accompanying proxy statement.

1.	To elect seven (7) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified; and

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 11, 2021 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the virtual meeting. Whether or not you plan to attend the virtual meeting, please cast your votes as instructed on your proxy card or voting instruction form as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

Seminole, Florida, March 31, 2021	JORDAN M. ALPERT
Secretary

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK,

DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

THANK YOU.

SUPERIOR GROUP OF COMPANIES, INC.

10055 Seminole Boulevard

Seminole, Florida 33772

PROXY STATEMENT FOR 2021

ANNUAL MEETING OF SHAREHOLDERS

This proxy statement and the accompanying form of proxy are first being sent to the shareholders of Superior Group of Companies, Inc. (the “Company,” “we,” “our,” and “us”) on or about March 31, 2021 in connection with the solicitation by our Board of Directors (“Board” or “Board of Directors”) of proxies to be used at our 2021annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held on Friday, May 14, 2021 at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. In order to attend the Annual Meeting, please follow the instructions in the section titled “Virtual Meeting” below.

Our Board of Directors has designated Michael Benstock and Andrew D. Demott, Jr., and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the accompanying form of proxy, you may nevertheless revoke it at any time before it is exercised by (1) giving timely written notice to our Secretary, (2) timely delivering a later dated proxy, or (3) attending the Annual Meeting and voting electronically as described below. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. Proxies will be tabulated by Alliance Advisors.

If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies may be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have been properly revoked or withdrawn).

The close of business on March 11, 2021 has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). As of March 11, 2021, 15,543,253 shares of the Company's common stock, par value $.001 per share (the “Common Stock”), were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on the Record Date for the Annual Meeting on all matters that come before the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are again pleased to take advantage of Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet. We believe this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our Annual Meeting.

On or around March 31, 2021, we are providing our beneficial shareholders with a notice containing instructions on how to access our proxy statement and annual report and how to vote online.

All other shareholders will continue to receive a paper copy of the proxy statement, proxy card and annual report by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and annual report if you only received a notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet for future annual meetings if you received them by mail this year.

VIRTUAL MEETING

The Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. We have chosen to hold the Annual Meeting virtually for many reasons, including that the format reduces health risks during the COVID-19 pandemic, enables more shareholders and invited guests to attend the meeting, adds efficiency to the flow of the meeting, increases the ability of shareholders to engage with us, eliminates certain costs to the Company, and reduces the environmental impact of the annual shareholders meeting.

Both shareholders of record and “street name” shareholders will need to register to be able to attend the Annual Meeting via live audio webcast, submit their question during the meeting and vote their shares electronically at the meeting by following the instructions below.

If you are a shareholder of record, you must:

●	Follow the instructions provided on your proxy card to first register at http://www.viewproxy.com/superiorgroupofcompanies/2021/htype.asp by 11:59 p.m. Eastern Time on May 11, 2021.
●

You will need to enter your name, phone number, and email address as part of the registration, following which you will receive an email confirming your registration. Once approved, you will receive the link to attend the Annual Meeting and a password prior to the Annual Meeting.

●

On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations.

●

If you wish to vote your shares electronically at the Annual Meeting, you will need to visit http://www.AALvote.com/SGC during the Annual Meeting while the polls are open (you will need the virtual control number included on your proxy card).

If you are a “street name” shareholder, you must:

●	Obtain a legal proxy from your broker, bank or other nominee.
●	You must Register at http://www.viewproxy.com/superiorgroupofcompanies/2021/htype.asp by 11:59 p.m. Eastern Time on May 11, 2021.
●

You will need to enter your name, phone number, and email address, in order to register. If you choose to vote during the Annual Meeting, you will also need to provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration, following which you will receive an email confirming your registration, your virtual control number, the link to attend the Annual Meeting, and the password to attend the Annual Meeting. Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting.

●

On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmation.

Further instructions on how to attend the Annual Meeting via live audio webcast, including how to vote your shares electronically at the Annual Meeting, are posted on http://www.viewproxy.com/superiorgroupofcompanies/2021/htype.asp under “Frequently Asked Questions (FAQ)”. If you would like to ask a question during the Annual Meeting, you will have the opportunity to type your question into the questions/comment box on the virtual meeting screen. The Annual Meeting live audio webcast will begin promptly at 12:00 p.m. Eastern Time on May 14, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Eastern Time and you should allow ample time for the check-in procedures.

INTERNET ACCESS OR ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you have previously signed up to receive shareholder materials, including proxy statements and annual reports by mail, you may choose to receive these materials by accessing the Internet in the future, which can help us achieve a substantial reduction in our printing and mailing costs as well as be environmentally friendly. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a notice when the proxy materials and annual report are available over the Internet.

Your election to receive your proxy materials by accessing the Internet will remain in effect for all future shareholder meetings unless you timely revoke it before the next shareholders’ meeting by contacting Melinda Barreiro at our offices at 10055 Seminole Boulevard, Seminole, Florida 33772, phone: (727) 397-9611, ext. 1523.

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for delivery of proxy materials in the future by contacting your broker.

HOUSEHOLDING

The Securities and Exchange Commission’s rules permit us to deliver a single set of annual meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice or proxy statement and annual report, as applicable, to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice, proxy statement or annual report, as applicable, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice, proxy statement or annual report (with respect to the Annual Meeting or in the future), contact Melinda Barreiro at our offices at 10055 Seminole Boulevard, Seminole, Florida 33772, phone: (727) 397-9611, ext. 1523.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future notices, proxy statements or annual reports for your household, please contact Melinda Barreiro at our offices at 10055 Seminole Boulevard, Seminole, Florida 33772, phone: (727) 397-9611, ext. 1523.

VOTING SECURITIES

Quorum

The Company’s Bylaws provide that the holders of a majority of the shares of the Company’s common stock issued and outstanding on the Record Date and entitled to vote must be present virtually or by proxy at the Annual Meeting in order to have a quorum for the transaction of business. Abstentions will be counted as present for purposes of determining the presence of a quorum. Shares held by brokers, banks or other nominees for beneficial owners (which we refer to as “brokers”) will also be counted as present for purposes of determining whether a quorum is present if the broker has the discretion to vote on at least one of the matters presented, even though the broker may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Brokers have discretionary voting power with respect to the ratification of the appointment of Mayer Hoffman McCann P.C. as independent registered public accounting firm for 2021.

Votes Required

For Proposal 1, if a quorum is present, the seven (7) nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will not affect the outcome of the vote on such proposal.

The approval of Proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In order to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for 2021, abstentions will be disregarded and will not be counted as votes for or against such proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a shareholder’s failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of the auditor ratification proposal.

Your broker will NOT be able to vote your shares with respect to Proposal 1 if you have not provided voting instructions to your broker. We strongly encourage you to complete and submit your proxy card and exercise your right to vote as a shareholder.

ELECTION OF DIRECTORS (Proposal 1)

The Bylaws set the size of the Board of Directors at not less than three (3) nor more than nine (9) members. The size of the Board of Directors is currently set at seven (7) members. As described below, the Board of Directors is nominating seven (7) Directors to be elected at the Annual Meeting. Directors generally hold their positions until the Annual Meeting at which time their term expires and their respective successors are duly elected and qualified.

The Board of Directors recommends that seven (7) Directors be elected at the Annual Meeting to hold office until the Company's Annual Meeting in 2021 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. The persons designated as nominees for election as Director to serve the term described above are Sidney Kirschner, Michael Benstock, Robin M. Hensley, Paul Mellini, Todd Siegel, Venita Fields, and Andrew D. Demott, Jr. See “Management - Directors and Executive Officers” for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

Shareholders may vote for up to seven (7) nominees and the seven (7) nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

The Board of Directors recommends a vote “FOR” each of the nominees.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s director-nominees and executive officers as of March 31, 2021 and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position

Sidney Kirschner	86	Chairperson of the Board and a member of the Audit, Corporate Governance, Nominating & Ethics, Compensation*, and Executive* Committees
Michael Benstock	65	Chief Executive Officer, Director, and a member of the Executive Committee
Robin M. Hensley	64	Director and a member of the Audit* Committee
Paul Mellini	68	Director and a member of the Audit, Corporate Governance, Nominating & Ethics*, Compensation, and Capital Committees
Todd Siegel	62	Director and a member of Corporate Governance, Nominating & Ethics and Capital* Committees
Venita Fields	67	Director and a member of the Audit Committee
Andrew D. Demott, Jr.	57	Chief Operating Officer, Chief Financial Officer, Treasurer, Director, and a member of the Executive Committee
Dominic Leide	45	President, The Office Gurus
Jordan M. Alpert	44	Senior Vice President, General Counsel and Secretary
Philip Koosed	38	President, BAMKO, LLC

		*Chairperson of the Committee

The following includes information about the skills, qualities, experience and attributes of each of the director-nominees and executive officers of the Company:

Sidney Kirschner is the Chairperson of the Board of Directors. He has served in this capacity since July 1, 2012. He has been a Director of the Company since September 25, 1996. Since April 2016 he has been executive vice president and chief philanthropy officer of Piedmont Healthcare. From December 2010 until April 2016 he was chief executive officer of Piedmont Physicians, a comprehensive healthcare provider in the Southeast region. From March 2006 until December 2010, he was Head of The Alfred and Adele Davis Academy, which is an educational institution for children from kindergarten through eighth grade. He retired in August 2004 as chairperson and chief executive officer of Northside Hospital, Inc., positions that he had held since November 1992. Prior thereto, he served as chairperson of the board and president and chief executive officer of National Service Industries, Inc. National Service Industries was a conglomerate, including operations in the textile rental business. He also currently serves as a director of Crown Crafts, Inc. Mr. Kirschner’s tenure and significant contributions on the Board of the Company, and his extensive experience as a chief executive, are the reasons for his nomination for re-election.

Michael Benstock has served as Chief Executive Officer of the Company since October 24, 2003. Prior to that, Mr. Benstock served as Co-President of the Company from May 1, 1992 until October 24, 2003, and Executive Vice President of the Company prior to that. Mr. Benstock has served as a Director of the Company since 1985. He also served as a director of USAmeriBank from 2007 to December 31, 2017 and chair of its audit committee from 2014 to December 31, 2017, at which time USAmeriBank was acquired by Valley National Bank. Mr. Benstock’s employment history, significant contributions on the Board of the Company, other board experience, and vast experience with the Company are the reasons for his nomination for re-election.

Robin M. Hensley has been a Director of the Company since July 28, 2000. She has served as president and business development coach of Raising the Bar since May 2004. Raising the Bar provides executive coaching, primarily in the area of business development. Previously, she was president of Personal Construction, LLC from January 2000 until May 2004. Prior thereto, she was vice president of Patton Construction from December 1995 to January 2000. Her background also includes experience in public accounting with Ernst & Young. Ms. Hensley’s contributions on the Audit Committee, including as its chairperson and financial expert, and her extensive experience in executive coaching are the reasons for her nomination for re-election.

Paul Mellini has been a Director of the Company since May 7, 2004. Mr. Mellini currently serves as president of Paulucci International, managing partner of Hibbing Improvement Partnership, and a board member and managing director of two family foundations. He previously served as a board member of Republic Bank, Inc. from February 21, 2019 until October 25, 2019, a board member and president of Luigino’s International until December 2019, and a board member and president of Heathrow Land and Development Corporation until November 2020. He also was a board member (treasurer) of the Economic Development Association of Citrus County and board member (treasurer) of Main Street, Crystal River until December 31, 2016. Mr. Mellini was chief executive officer and president of Nature Coast Bank in Citrus County, Florida from March 7, 2005 until January 1, 2017, chief executive officer and president of Premier Community Bank of Florida and Premier Community Bank of South Florida from January 2002 until August 2004 and chief executive officer and president of PCB Bancorp Inc. from January 2003 until August 2004. Prior thereto, he was regional president of First Union Bank of the Greater Bay Area from April 1995 to December 2001. Mr. Mellini’s tenure and significant contributions on the Board of the Company, and his extensive experience as a chief executive, are the reasons for his nomination for re-election.

Todd Siegel has been a Director of the Company since February 7, 2014. He is currently the chief executive officer of Centered Solutions, LLC, an international provider of pharmacy workflow and supply chain integration software and packaging automation for prescription medication dispensing systems. He served as president and chief executive officer of MTS Medication Technologies, Inc. from approximately 1992 to 2012, chairman from 1993 to 2009 and a director from approximately 1986 to 2012. MTS Medication Technologies was a publicly-held company through December 2009. Mr. Siegel previously served at MTS Medication Technologies in other capacities, including executive vice president, chief operating officer, vice president of sales and marketing and corporate secretary. MTS Medication Technologies manufactures and markets pharmaceutical packaging automation and the related consumable supplies. Prior to his tenure with MTS Medication Technologies, Mr. Siegel was an account executive for AMI Diagnostic Service, a diagnostic imaging company, and held sales and national sales management positions with Chamberlin Corporation, a pharmaceutical manufacturer. He currently is a director of Odyssey Marine Exploration, Inc. Mr. Siegel’s extensive experience as chief executive, chairman, and director of publicly-held companies are the reasons for his nomination for re-election.

Venita Fields has been a director of the Company since January 31, 2019. She is a partner and a member of the investment committee of Pelham S2K Managers, LLC, which provides junior capital and private equity investments for privately held middle market companies, having served in that capacity since 2016. She previously was with Smith Whiley & Company from 1998-2015, during which she last served as a partner and senior managing director; Bank of America from 1989-1998, during which she last served as a senior vice president; Citicorp North America from 1984-1989, where she managed an investments origination team; and Continental Illinois National Bank in Chicago from 1980-1984. Ms. Fields currently is a director of Derry Enterprises, Inc. (dba Field Fastener Supply Company), David’s Bridal, Inc., IMA Financial Group, and Lifespace Communities, Inc. She also currently serves as a trustee for the Ravinia Festival, The Moran Center for Youth Advocacy and is a board and founding member of the Private Director’s Association. Ms. Fields’s extensive experience as an executive and director are the reasons for her nomination for election.

Andrew D. Demott, Jr. has served as Chief Operating Officer, Chief Financial Officer and Treasurer of the Company since March 2020. Prior to that, he served as Chief Operating Officer of the Company since May 1, 2015, Executive Vice President, Chief Financial Officer and Treasurer of the Company from May 5, 2010 until August 3, 2018, Senior Vice President, Chief Financial Officer and Treasurer of the Company from February 8, 2002 until May 5, 2010, and Vice President, Chief Financial Officer and Treasurer of the Company from June 15, 1998 until February 8, 2002. Mr. Demott served as the Company’s Secretary from July 31, 1998 through June 14, 2002. Mr. Demott has served as a Director of the Company since 2018. Before joining the Company, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995 and, prior to that, an Audit Manager with Deloitte & Touche LLP since September 1992. Mr. Demott’s employment history and vast experience with the Company are the reasons for his nomination for election.

Dominic Leide has served as the President of The Office Gurus, a subsidiary of the Company, since 2014. Prior to that, he served as Managing Director of The Office Gurus since 2010 and Vice President of Administration and Customer Support of the Company from May 5, 2009 to 2018. Prior to that, he served as U.S. Manager of near-shore operations of the Company since 2008, Director of Customer Excellence of the Company since 2007, and Manager of Special Projects of the Company since 2006.

Jordan M. Alpert has served as Senior Vice President, General Counsel and Secretary of the Company since August 3, 2018. Prior to that, he served as Vice President, General Counsel and Secretary of the Company from November 7, 2011 until August 3, 2018, Secretary since May 6, 2011 and General Counsel since March 28, 2011. Mr. Alpert previously held the position of general counsel for Grand Army Entertainment, LLC during 2010. He also was an attorney with the firms Grais & Ellsworth LLP and Willkie, Farr & Gallagher LLP during 2001-2011. Mr. Alpert has been granted Authorized House Counsel status for the Company by the State of Florida. He is admitted to the New York Bar, Southern District of New York, and Eastern District of New York.

Philip Koosed has served as the President of BAMKO, LLC, a subsidiary of the Company, since substantially all of the assets of BAMKO, Inc. were acquired by the Company effective March 1, 2016. Mr. Koosed was the co-founder of and served as chief executive officer of BAMKO, Inc. from its inception in 1999 until March 1, 2016. Mr. Koosed co-founded BAMKO while an undergraduate business student at the University of Southern California.

Honorary Directors

Gerald M. Benstock has served as Chairman Emeritus of the Board of Directors since May 2, 2013. Previously, Mr. Benstock had been Chairman of the Board of Directors between October 24, 2003 and June 30, 2012. He served as Chief Executive Officer of the Company from May 1, 1992 to October 24, 2003 and, prior to that, President of the Company. Mr. Benstock also served as a Director of the Company from 1951 to December 31, 2012.

The following family relationships exist among the Company's Directors, nominees and executive officers. Michael Benstock is the son of Gerald M. Benstock and Alan D. Schwartz is his son-in-law.

RESPONSE TO COVID-19

Throughout our 100 year history, we have supplied essential products to healthcare workers and facilities. During the COVID-19 pandemic, our role has been as important as ever, and we rose to the occasion. During 2020, we expanded our product offerings, ultimately resulting in our team members supplying millions of pieces of PPE and other products to essential workers while still maintaining excellent service and product offerings for our other customers.

Protecting the health and safety of our employees and their families throughout this pandemic has been vital. Because we are part of a critical infrastructure industry, our employees have continued their important work in our distribution and warehouse centers and manufacturing sites. Their efforts have been essential.

To reduce the spread of COVID-19, we took many precautions to safeguard our people working at one of our locations, including frequent cleanings, enhanced hygiene protocols in accordance with the guidelines issued by the Centers for Disease Control and Prevention, touchless temperature checks, and adding additional shifts to space out workers. To recognize the importance of the contributions made by our distribution center and warehouse employees, we provided additional compensation. Additionally, all employees who have been able to work remotely have been doing so. We expanded our technology infrastructure to help our employees around the globe perform their duties and continue to support our customers.

Our Board of Directors has been highly engaged with management about the impact of COVID-19 and the Company’s response and plans. Board members have had numerous informational calls and Board meeting discussions with management about COVID-19, covering employees and operations, financial impact, product supply, and related legal and regulatory matters. We expect the Board of Directors to remain engaged with management about COVID-19 throughout the pandemic.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairperson of the Board should be separate and, if they are to be separate, whether the Chairperson of the Board should be selected from the non-employee Directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.

Sidney Kirschner serves as Chairperson of the Board and Michael Benstock serves as a Director and Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of both individuals’ skills and experiences.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company’s risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company, and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

The full Board also periodically receives information about the Company’s risk management system and the most significant risks that the Company faces. This is principally accomplished through management reports to the Board. The Board strives to generate serious and thoughtful attention to the Company’s risk management process and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks.

The Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company. As a result, the Board periodically asks the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

DIRECTOR COMMITTEES AND MEETINGS

The Board of Directors held five (5) meetings during 2020. In 2020, each Director who was a Director in 2020 attended at least 75% of all meetings of the Board and of each committee of which he/she was a member during the period that person was a Director. The Company expects all members of the Board to attend the Company’s annual meeting of shareholders barring other significant commitments or special circumstances. All of the Company’s Board members who were directors at the time attended the Company’s 2020 annual meeting of shareholders.

The Board has a standing Audit Committee; Capital Committee; Compensation Committee; Corporate Governance, Nominating & Ethics Committee; and Executive Committee.

The Board has determined that Mr. Sidney Kirschner, Ms. Robin M. Hensley, Mr. Paul Mellini, Mr. Todd Siegel, and Ms. Venita Fields are independent, as that term is defined by the applicable rules of the Securities and Exchange Commission and The NASDAQ Stock Market LLC® (“NASDAQ”). The Board has further determined that all members of the Audit, Compensation, and Corporate Governance, Nominating & Ethics Committees are independent and satisfy the relevant Securities and Exchange Commission and NASDAQ independence requirements and other requirements for members of such committees.

The Board conducts an annual self-evaluation and an annual evaluation of the Audit Committee.

Audit Committee

The current members of the Audit Committee are Ms. Robin Hensley, Chairperson, Messrs. Sidney Kirschner and Paul Mellini, and Ms. Venita Fields. The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board of Directors in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by NASDAQ listing standards applicable to audit committee members. The Board has also determined that Robin Hensley qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee met four (4) times during 2020. The Audit Committee has a charter, which may be found on our website at www.superiorgroupofcompanies.com under Investors.

The Audit Committee conducts an annual self-evaluation.

Compensation Committee

The current members of the Compensation Committee are Messrs. Sidney Kirschner, Chairperson, and Paul Mellini. The Board of Directors has determined that each member of the Compensation Committee is independent as defined by NASDAQ listing standards applicable to compensation committee members. The Compensation Committee met three (3) times during 2020. The Compensation Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The duties and responsibilities of the Compensation Committee include to:

●	determine and approve the compensation of the Company's Chief Executive Officer;
●	make recommendations to the Board with respect to executive compensation for executive officers other than the Chief Executive Officer;
●	review, approve, and administer incentive compensation plans and equity-based plans for executive officers and certain other employees of the Company;
●

review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk; and

●	report regularly to the Board regarding its actions and make recommendations to the Board as appropriate.

Under its charter, the Compensation Committee may form and delegate any of its responsibilities to subcommittees, which in turn must consist of at least 2 members of the Compensation Committee.

For information regarding the Compensation Committee’s processes and procedures for determining executive and director compensation, please see the Compensation Discussion and Analysis, as well as the footnotes to the Summary Compensation Table and Director Compensation for 2020 in the sections entitled “Executive Compensation” and “Director Compensation” below.

The Compensation Committee conducts an annual self-evaluation.

Corporate Governance, Nominating & Ethics Committee

The current members of the Corporate Governance, Nominating & Ethics Committee are Messrs. Paul Mellini, Chairperson, Sidney Kirschner, and Todd Siegel. The Board of Directors has determined that each member of the Corporate Governance, Nominating & Ethics Committee is independent as defined by NASDAQ listing standards applicable to directors generally.

The Corporate Governance, Nominating & Ethics Committee develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company. It also assists in identifying qualified individuals to become directors and recommends to the Board candidates for all director positions to be filled by the Board or by shareholders of the Company. The Corporate Governance, Nominating & Ethics Committee held four (4) meetings during 2020. The Corporate Governance, Nominating & Ethics Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The Corporate Governance, Nominating & Ethics Committee has recommended the candidates to be nominated to stand for election to the Board of Directors at the Annual Meeting.

The Corporate Governance, Nominating & Ethics Committee conducts an annual self-evaluation.

Capital Committee

The current members of the Capital Committee are Messrs. Todd Siegel, Chairperson, and Paul Mellini, both of whom are independent as defined by NASDAQ listing standards applicable to directors generally.

The Capital Committee carries out the capital-related responsibilities delegated by the Board. It also reviews and recommends to the Board policy regarding dividends and share repurchase. The Capital Committee met four (4) times in 2020. The Capital Committee has a charter, which can be found on our website at www.superiorgroupofcompanies.com under Investors.

The Capital Committee conducts an annual self-evaluation.

Executive Committee

The current members of the Executive Committee are Messrs. Sidney Kirschner, Chairperson, Michael Benstock, and Andrew D. Demott, Jr.. The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. The Executive Committee did not hold any formal meetings during 2020. The Executive Committee acted by unanimous written consent on three (3) occasions during 2020. Each action taken by the Executive Committee pursuant to a unanimous written consent was subsequently reviewed and ratified by the Board of Directors.

Nominations of Directors

The Board selects the director-nominees to stand for election at the Company’s annual meetings of shareholders and to fill vacancies occurring on the Board based on the recommendations of the Corporate Governance, Nominating & Ethics Committee. In identifying and evaluating potential nominees to serve as directors, the Corporate Governance, Nominating & Ethics Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. However, the Corporate Governance, Nominating & Ethics Committee believes the following minimum qualifications must be met by a director-nominee to be recommended to the Board:

●	Each director must display high personal and professional ethics, integrity and values.
●	Each director must have the ability to exercise sound business judgment.

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Each director must be highly accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

●	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.
●	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.
●	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

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At least one independent director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission and which results in the director’s “financial sophistication” as defined by the rules of the NASDAQ Stock Market.

●

One or more of the directors generally should be active or former chief executive officers of public or private companies or leaders of major organizations, including commercial, scientific, government, educational and other similar institutions.

●	Directors should be selected so that the Board is a diverse body.

The Company believes that it is important for its Board to be comprised of individuals with diverse backgrounds, skills and experiences, and to ensure a fair representation of shareholder interests. To maintain a diverse mix of individuals, primary consideration is given to the depth and breadth of members’ business and civic experience in leadership positions, as well as their ties to the Company’s markets and other similar factors. The Corporate Governance, Nominating & Ethics Committee does not have a formal diversity policy.

The Company has a mandatory retirement policy for its directors. The policy states that: No person shall be nominated by the Board of Directors to serve as a director after he or she has passed his or her 72nd birthday; except that anyone serving on the Board as of the date the Company first adopted a mandatory retirement policy, which was February 6, 2015, may remain on the Board until completion of the term that encompasses his or her 74th birthday or completion of the term that concludes at least ten but no more than eleven years after the policy first was adopted, whichever will result in a longer Board tenure.

The Company has a minimum stock ownership guideline for its independent Directors, chief executive officer, and chief financial officer. Each of those individuals is asked to own at least two hundred thousand dollars ($200,000) worth of Company stock. The independent Directors, chief executive officer, and chief financial officer at the time that the guideline was adopted, which is February 5, 2021, have five (5) years from the inception of the guideline to obtain the stock ownership amount. An individual who assumes such a position after February 5, 2021 will have five (5) years from when the person assumed the position to obtain the minimum stock ownership amount. Parameters exist to determine what types of stock satisfy the amount. The Corporate Governance, Nominating & Ethics Committee has discretion to enforce the guideline as it deems appropriate.

The Corporate Governance, Nominating & Ethics Committee will consider recommendations for directorships submitted by shareholders. Recommendations for consideration by the Corporate Governance, Nominating & Ethics Committee, including recommendations from shareholders of the Company, should be sent in writing to the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board.

Compensation Committee Interlocks and Insider Participation

Messrs. Sidney Kirschner and Paul Mellini served as members of the Compensation Committee during the fiscal year ended December 31, 2020. Neither of these individuals is or has ever been an officer or employee of the Company or any of its subsidiaries. In addition, neither of these individuals has had any relationship requiring disclosure by the Company under any paragraph of Item 404 of SEC Regulation S-K. During the fiscal year ended December 31, 2020, none of the Company’s executive officers served as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity that had one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Code of Business and Ethical Conduct

The Company has adopted a Code of Business and Ethical Conduct, which sets forth the guiding principles and rules of behavior by which we operate our Company and conduct our daily business with our customers, vendors, shareholders and employees. This Code applies to all of the directors, officers (including the Company's principal executive officer, principal financial officer and controller) and employees of the Company.

The purpose of the Code of Business and Ethical Conduct is to promote honest and ethical conduct and compliance with the law. The law in many cases is about what we can do; what is legally permissible. We consider it important to focus on what we should do and what ethical principles we should embrace in guiding our behavior to engender trust and loyalty within our work forces and with all our key stakeholders, customers, suppliers, dealers and investors. The Code of Business and Ethical Conduct can be found on our website at www.superiorgroupofcompanies.com under Investors. We will post any amendments to the Code of Business and Ethical Conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or NASDAQ, on such website.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual Directors by submitting such communications in writing to Superior Group of Companies, Inc., Attention: Board of Directors (or the individual director(s)), 10055 Seminole Boulevard, Seminole, Florida 33772. Such communications will be delivered to the Directors.

HUMAN CAPITAL MANAGEMENT

We believe that people are our most important asset. They deliver on our mission and values with great ideas, innovations, and leadership to propel our organization forward. As such, attracting, retaining, and developing quality talent is a high priority for our management team and our Board. We continually seek to improve upon the ways in which we execute on this priority. Over the past several years, including in 2020, we significantly increased the resources dedicated to the development of and the range of programs and opportunities available to our employees, increased the number of women and minorities in leadership positions, and amplified our total rewards packages to continue to provide competitive compensation and benefits. In 2020, approximately 92% of our open U.S. leadership roles were filled internally.

Our Board encourages diversity and inclusion by setting the tone and modeling it from the top. We are proud that we have a diverse Board. Valuing a diverse and inclusive culture helps to drive innovation and overall success.

We are committed to the safety of our employees and communities. We provide access to a variety of innovative, flexible, and convenient health and wellness programs, including an on-site health clinic at our location with the most number of employees. During the COVID-19 pandemic and more recent weather incidents, we did even more than usual to protect and support our employees. These actions included implementing heightened safety measures, utilizing remote work as much as feasible, providing payroll advance loans, and increased compensation for distribution center and warehouse workers.

Our Board is actively engaged in human capital management. To enhance our Board’s understanding of the Company’s human resources-related activities and environment, including its culture and talent pipeline, the Board receives regular reports from the head of our human resources department, meets with high-potential executives in formal and informal settings, as conditions permit, visits various Company locations (including in recent years holding Board meetings at our El Salvador, Florida, and Georgia locations), and discusses with management succession planning at the executive and other levels of the organization.

For more information about our work in these areas and others, see our 2019 Corporate Social Responsibility Highlights Report, available on our website at https://ir.superiorgroupofcompanies.com/Corporate_Social_Responsibility. The foregoing URL is provided as an inactive textual reference only and the information in this report is not deemed to be incorporated by reference into this proxy statement. We intend to publish a 2020 Corporate Social Responsibility Highlights Report later in 2021.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors has overall responsibility for establishing, implementing, and monitoring the Company’s compensation structure, policies, and programs. The Compensation Committee oversees the design and implementation of strategic compensation programs for the Company’s executive officers and others and is responsible for assessing and approving the total compensation paid to the Company’s chief executive officer. In addition, the conclusions and recommendations of the chief executive officer for compensation of the other executive officers annually are presented to the Compensation Committee for review and, if approved, recommendation to the Board of Directors for its approval. The Compensation Committee has absolute discretion as to whether it recommends to the Board of Directors for approval any of the chief executive officer’s recommendations or makes adjustments as it deems appropriate. The Compensation Committee also adheres to this process for certain other employees of the Company. For all of these positions, the Compensation Committee determines whether the compensation paid under the Company’s programs is fair, reasonable, and competitive. The Compensation Committee’s chairperson regularly reports to the Board of Directors on Compensation Committee actions and recommendations. The Board’s Compensation Committee has authority to retain, at the Company’s expense, outside counsel, compensation consultants, and other advisors to assist as needed.

The Compensation Committee is comprised of two independent directors, both of whom satisfy the relevant NASDAQ rules and SEC regulations. There are no interlocking relationships between any member of the Compensation Committee and any of our executive officers. None of the Compensation Committee members is an officer, employee, or former officer or employee of the Company.

The individuals who served as the Company’s chief executive and chief financial officers during fiscal year 2020, as well as the other individuals included in the Summary Compensation Table below, are referred to individually as an “executive” or “executive officer”, and collectively as the “named executive officers.” With respect to the named executive officers, this Compensation Discussion and Analysis identifies the Company’s current compensation philosophy, objectives, and considerations and describes the various methodologies, policies, and practices for establishing and administering the compensation programs of the named executive officers.

Compensation Philosophy, Objectives, and Considerations

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the Company’s named executive officers with those of its shareholders. The Compensation Committee further believes that a properly structured compensation program will attract and retain talented individuals and motivate them to drive shareholder value and achieve specific short- and long-term strategic objectives, and that a significant percentage of executive pay should be based on the principle of pay-for-performance.

The Company’s executive compensation program is designed to provide:

●	levels of base compensation that are competitive with comparable companies and the relevant market;
●	short-term incentive compensation that varies in a manner consistent with the achievement of individual performance objectives and financial results of the Company;
●	long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals; and
●	benefits that are meaningful and competitive with comparable companies and the relevant market.

In designing and administering the Company’s executive compensation program, the Compensation Committee considers, among other factors, general market and survey data and the pay practices of the compensation peer group (defined below) and other comparable companies to determine the appropriate pay mix and compensation levels. The Compensation Committee believes that incentive compensation should be closely tied to the Company’s financial performance and the individual performance and responsibility level of the particular executive officer. The Compensation Committee also believes that the Company’s executive compensation program should include a significant equity-based component because it best aligns the executives’ interests with those of the Company’s shareholders. For purposes of retention, the Compensation Committee believes that the equity-based component should have meaningful conditions to encourage valued employees to remain in the employ of the Company. Finally, the Compensation Committee also considers other forms of executive pay as a means to attract, retain, and motivate highly qualified executives.

When making compensation decisions, we look at the compensation of our chief executive officer and other named executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers (“compensation peer group”), as available. We believe that this should be a point of reference for measurement, not the determinative factor for our executives’ compensation. Because the comparative compensation information is just one of several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts at other companies, the Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions. The companies included in the compensation peer group are selected primarily on the basis of their comparability to the Company based on size, as measured through annual revenue, market capitalization, and other financial measures. The companies in the Company’s compensation peer group selected in 2019, which remained the same for 2020, are: Cintas Corporation, UniFirst Corporation, Unifi, Inc., Centric Brands, Inc., Vera Bradley, Inc., Delta Apparel, Inc., Culp, Inc., Harte Hanks, Inc., Vince Holding Corp., Rocky Brands, Inc., Iconix Brand Group, Inc., and Sequential Brands Group, Inc.

We also consider and review information from proxy statements of companies not in the compensation peer group and the opinions and recommendations of the chief executive officer, chief financial officer, and various outside advisers, as needed, in considering the appropriate pay mix and compensation levels for the chief executive officer and chief financial officer, and other executives as appropriate. In addition, compensation decisions take into consideration the most recent advisory vote of the Company’s shareholders with respect to the compensation of the named executive officers. In our 2019 annual meeting of shareholders, approximately 97.81% of the votes cast approved such compensation.

Role of the Independent Compensation Consultant

In 2019, the Compensation Committee engaged Pearl Meyer & Partners, LLC to serve as the Compensation Committee’s independent executive compensation consultant. Pearl Meyer was requested to perform services that included, but were not limited to:

●	providing general market compensation and pay practices data;
●	establishing a public company reference group;
●	providing compensation and pay practices data of the compensation peer group;
●	reviewing the Company’s compensation information;
●	reviewing the design of the executive compensation program;
●	participating in meetings of the Compensation Committee;
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providing independent analysis of chief executive officer, chief operating officer, chief financial officer, and director compensation, including target levels for short- and long-term compensation and base salary ranges; and

●	advising the Compensation Committee, as requested.

The advice provided by Pearl Meyer was considered by the Compensation Committee when determining 2019 and 2020 executive compensation. The Compensation Committee has the sole authority to hire and terminate its independent executive compensation consultant, and may seek advice from that consultant without the involvement of management.

Pearl Meyer provides no other consulting services to the Company. After review and consideration of the relevant factors, the Compensation Committee determined that Pearl Meyer is independent and that there is no conflict of interest that would result from retaining Pearl Meyer.

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, long-term equity incentives, and indirect compensation in the form of benefits. With respect to the named executive officers, the following describes in greater detail the objectives and policies behind the various elements of the compensation mix, as well as the actual compensation for the relevant periods.

Base Salary

It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance, value, and geographic location. Generally, the Company has chosen to position cash compensation at levels which will allow the Company to remain competitive in attracting and retaining executive talent. The allocation of total cash between base salary and incentive bonus awards is based on a variety of factors. The Compensation Committee considers a combination of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility, and the current compensation package in place for the executive, including the executive’s current annual salary and potential bonus awards under the Company’s short-term incentive program. The Company may deviate from this process when an executive’s compensation is set pursuant to the terms of an agreement entered into in conjunction with the acquisition of the assets or equity of another entity. The Compensation Committee generally evaluates executive salaries annually.

Commencing effective April 1, 2020, each of the named executive officers elected to receive a twenty percent (20%) reduction in base salary. The election was made as a proactive cost control measure due to the then unknown effects that the COVID-19 pandemic would have on the financial and operational results of the Company. U.S.-based employees of the Company whose base salary as of April 1, 2020 was at least $52,000 received a ten percent (10%) salary reduction as of that date, with some electing to receive up to a twenty percent (20%) reduction. Commencing effective April 1, 2020, each of the Company’s Directors chose to receive a fifty percent (50%) reduction in Board and committee meeting fees and annual retainer, which remain in effect. All such reductions remain in effect as of the date of this proxy statement. In 2021, the Company intends to consider whether to modify or eliminate these reductions.

Annual Incentive Bonus

The Company maintains a strategy of compensating the named executive officers through programs that emphasize performance-based incentive compensation. The Company’s short-term incentive compensation program is designed to recognize and reward named executive officers (and other employees) who contribute meaningfully to the Company’s profitability and shareholder value.

In general, the annual incentive bonus ties incentive compensation to net earnings per share as reported in the Company’s audited financial statements before the effect of ASC 606 on its earnings and adjusted for certain items (“BEPS”) and achievement of individual goals. These adjustments typically include bonus expense, stock compensation expense and related tax benefits, and other non-recurring items approved by the Compensation Committee. BEPS is determined at the business unit level. Each eligible individual’s incentive bonus is based on the BEPS performance at the business unit(s) that the individual supports. Under this program, the Compensation Committee establishes a minimum BEPS target that must be reached before any bonuses are earned. The target BEPS is based upon the annually established financial growth plan and goal.

More specifically, the annual incentive bonus is calculated as follows:

●	base salary (disregarding the reductions described above)
●	multiplied by TIA (as defined below)
●	multiplied by BEPS percentage
●	multiplied by percentage completion of individual goals.

There is no maximum bonus payment under the program.

The Compensation Committee establishes for each participant in the program, including named executive officers, individual target incentive amounts (“TIA”) that may be earned, in whole or in part, depending upon whether the minimum BEPS target is reached and by how much it is exceeded during the fiscal year. For 2020, the TIA as a percentage of base salary were as follows: Mr. M. Benstock, 66%; Mr. Attinella, 43%; and Mr. Demott, 47%. The BEPS level for 100% payout of the TIA in 2020 was $1.19 for Messrs. Benstock, Attinella, and Demott. At the minimum BEPS level (i.e., the threshold BEPS level below which a bonus is not earned under the annual incentive bonus program), these participants would have earned a bonus equal to 20% of the TIA.

The BEPS for Mr. Leide is based on the net earnings per share adjusted for certain items generated by the Remote Staffing Solutions segment. These adjustments typically include bonus expense, stock compensation expense and related tax benefits, and other non-recurring items approved by the Compensation Committee. In 2020, Mr. Leide’s TIA was 35%, his BEPS level for 100% payout was $0.415 (reduced from the originally-established level of $0.485 as a result of COVID-19-related considerations), and at the minimum BEPS level he would have earned a bonus equal to 20% of the TIA.

For fiscal year 2020, the Company’s BEPS was $3.31 and the Remote Staffing Solutions segment’s BEPS was $0.51. The incentive compensation earned under the annual incentive bonus program for the 2020 fiscal year was paid in February 2021, and for each applicable named executive officer is disclosed in the “Non-equity incentive plan compensation” column for such year in the Summary Compensation Table below.

Mr. Koosed’s annual incentive bonus is based upon the performance of our Promotional Products segment. The annual incentive is determined based upon (1) 2.75% of net profit of the segment, defined as pre-tax income (determined according to accounting principles generally accepted in the United States of America, as adjusted) plus the amortization of intangible assets associated with the acquisition of BAMKO’s assets on March 1, 2016, and excluding bonus amounts payable to Mr. Koosed, and other adjustments, and (2) an aggregate percentage of gross profit of the Promotional Products segment ranging from $0 to $30,000,000, stepped in tiers, and according to a defined payout scale ranging from 0.55% to 0.85% of gross profit.

For 2021, base salary (disregarding the reductions described above) for the named executive officers has been set as follows: Mr. M. Benstock, $597,555; Mr. Demott, $473,025; Mr. Leide, $264,895; Mr. Koosed, $150,000; and Mr. Alpert, $225,687.

For 2021, the TIA (as a percentage of base salary) has been set as follows: Mr. M. Benstock, 66%; Mr. Demott, 47%; and Mr. Alpert, 35%. The BEPS level for 100% payout of the TIA in 2021 will be equal to $1.80 for Messrs. M. Benstock, Demott and Alpert. For 2021, a minimum target BEPS level has been established for these participants that would result in each earning a bonus equal to 20% of each’s respective TIA.

For 2021, the TIA (as a percentage of base salary) has been set at 35% for Mr. Leide, with a BEPS level for 100% payout of the TIA equal to $0.48. For 2021, a minimum target BEPS level has been established for Mr. Leide that would result in him earning a bonus equal to 20% of his TIA.

Mr. Koosed’s annual incentive compensation bonus program remains unchanged from 2020.

The Company also, from time-to-time, awards discretionary annual bonuses to executives (and other employees). These bonuses are designed to further the Company’s compensation philosophy and objectives, including retaining and rewarding valuable employees. For the fiscal year 2020, the Company did not pay discretionary bonuses to any named executive officer.

Long-Term Incentive Awards

Long-term incentive awards are an important component of the Company’s total compensation package. The Compensation Committee believes that equity-based compensation ensures that the Company’s named executive officers have a continuing stake in the long-term success of the Company. Accordingly, the Company’s named executive officers (and other employees) may participate in the 2013 incentive stock and awards plan (the “2013 Stock and Awards Plan” or the “2013 Plan”), which provides for grants of equity incentive awards, including stock options, performance shares, performance units, stock awards, stock appreciation rights, and other stock-based awards. Awards may be granted under the 2013 Plan from time to time until May 2, 2023, unless the 2013 Plan is terminated prior to that date. The Compensation Committee approves all awards under the 2013 Plan and acts as the administrator of the 2013 Plan.

Award levels under the 2013 Plan for the chief executive officer and chief financial officer are determined based on general market data, the compensation practices of the compensation peer group, retention of these executives, fairness, fostering improved Company performance, and other considerations; award levels under the 2013 Plan for the other executives are determined based on retention of these executives, fairness, fostering improved Company performance, and other considerations. In general, stock options and stock appreciation rights (“SARs”) granted under the 2013 Plan vest immediately or over a two-year period, have a 5-year term, and have an exercise price equal to the fair market value of the Company’s common stock at closing on the date of grant. For restricted stock, the shares generally are held by the Company’s transfer agent until restrictions lapse. Participants generally are entitled to any dividends payable on their restricted stock and to vote their shares. Restricted stock cannot be sold or transferred until the shares vest. Should an executive officer leave the Company prior to the completion of the applicable vesting schedule, the unvested portion of the grant is forfeited, with certain exceptions.

Historically, the determination of whether equity compensation awards will be granted is made promptly following the conclusion of the prior fiscal year because the awards are made (or not) based upon the Compensation Committee’s assessment of the Company’s overall performance for such period, as well as the committee’s assessment of the individual’s overall performance over the same time. This determination is generally made considering the totality of the circumstances and not necessarily on the basis of one or more specified performance metrics.

The Company also may award performance shares to certain executive officers. These grants are based on the employee’s satisfactory achievement of certain performance-based metrics.

On February 5, 2021, Mr. M. Benstock and Mr. Demott were awarded 13,039 and 4,461 restricted shares, respectively, of the Company’s common stock. These shares vest on February 5, 2024, provided the executive is still employed by the Company on that date. On February 5, 2021, the following stock option awards were granted: Mr. Demott: 3,883 shares; Mr. Leide: 3,883 shares; Mr. Koosed: 3,883 shares; and Mr. Alpert: 3,883 shares. In addition, on February 5, 2021, Mr. Demott, Mr. Leide, Mr. Koosed, and Mr. Alpert were awarded SARs of 21,117, 1,717, 1,717, and 617, respectively. Stock option awards and SARs vest on February 5, 2023 provided the executive is still employed by the Company on that date. These grants are not reflected in the Summary Compensation Table below as they occurred in 2021.

Broad-Based Benefits Programs

The named executive officers are entitled to participate in certain benefits programs that are available to all full-time employees. These benefits include health, dental, vision, disability and life insurance, paid vacation, and a Company-sponsored 401(k) plan. Certain executive officers also are eligible to participate in other benefits programs that are available to all full-time employees or that were available to certain full-time employees at the time the executive officer accrued the benefit, including a pension plan and a nonqualified deferred compensation plan. The Company may contribute and/or match participant contributions to the 401(k) plan or the deferred compensation plan. The Company’s 401(k) and/or nonqualified deferred compensation plans contain a discretionary company contribution element; certain named executive officers received a company contribution in 2020 and the amounts are included in the Summary Compensation Table. The Company provides for matching contributions by the Company for each plan participant in the 401(k) plan in an amount equal to 25% of the first 4% of the employee’s deferred compensation; however, for most of 2020 this matching contribution was suspended for all employees.

Other Benefits Programs

Certain executive officers also are entitled to participate in benefits programs that are not available to all full-time employees. These benefits include a nonqualified and unfunded supplemental employee retirement plan and a supplemental medical plan.

Named Executive Officers

Executive officers of the Company are elected or appointed by the Board of Directors and hold office until their successors are elected or until their earlier death, resignation, or removal. Named executive officers are identified based on SEC rules. The named executive officers of the Company during the fiscal year 2020 were as follows:

Name	Title
Michael Benstock	Chief Executive Officer
Michael J. Attinella	Former Chief Financial Officer and Treasurer (1)
Andrew D. Demott, Jr.	Chief Operating Officer, Chief Financial Officer and Treasurer (1)
Dominic Leide	President, The Office Gurus
Philip Koosed	President, BAMKO, LLC
Jordan M. Alpert	Senior Vice President, General Counsel and Secretary

(1) Mr. Attinella resigned from the Company on March 2, 2020. Mr. Demott became the Chief Financial Officer and Treasurer of the Company (in addition to his Chief Operating Officer role) as of that date.

Evaluation of Chief Executive Officer Compensation and Executive Performance

Compensation of Chief Executive Officer

The Compensation Committee meets first on its own and then with the other independent directors each year in executive session to evaluate the performance of the Company’s chief executive officer. A written summary of results and recommendations related to bonus compensation prepared by Company management is provided to the Compensation Committee in advance of the committee’s consideration of the chief executive officer’s compensation. The Compensation Committee does not confer with the chief executive officer or any other members of management when setting the chief executive officer’s base salary. The Compensation Committee also considers general market data, the pay practices of the compensation peer group, information provided by the independent compensation consultant (upon request by the committee), and the Company’s philosophy and objectives when setting the chief executive officer’s compensation, including, but not limited to, fairness, retention, and driving shareholder value. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the chief executive officer.

Compensation of Other Executive Officers

The chief executive officer meets with the Compensation Committee to review his compensation recommendations for the other executive officers. The chief executive officer describes the findings of his performance evaluations of all such persons and provides the basis of his recommendations to the Compensation Committee, including the scope of each person’s duties, oversight responsibilities, and individual objectives and goals against results achieved. In its analysis of the other executive officers, the Compensation Committee applies the same or similar considerations to this group as it applies when considering the chief executive officer’s base salary. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the executive officers.

Administrative Policies and Practices

To evaluate and administer the compensation programs of the chief executive officer and other executive officers, the Compensation Committee meets periodically each year in conjunction with one or more regularly scheduled Board meetings. The Compensation Committee also holds special meetings and meets telephonically to discuss extraordinary items as necessary.

Summary Compensation Table

The following table sets forth all compensation earned during fiscal years 2020, 2019, and 2018 by the named executive officers.

SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Non-equity incentive plan compensation not paid	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total	Total actually paid
principal position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)	($) (5)	($) (6)	($)	($)
Michael Benstock (7)	2020	483,735	-	335,748	239,314	4,923,536	-	323,743	99,161	6,405,237	6,405,237
Chief Executive	2019	541,704	-	415,001	59,481	-	-	797,380	39,081	1,852,647	1,852,647
Officer	2018	541,702	266,667	399,554	79,992	414,735	(414,735)	607,063	32,171	2,341,884	1,927,149

Michael Attinella (8)	2020	75,520	-	98,500	70,207	-	-	-	4,763	248,990	248,990
Former Chief Financial	2019	250,000	-	149,997	31,723	-	-	-	5,642	437,362	437,362
Officer and Treasurer	2018	93,269	-	-	-	63,063	-	-	385	156,717	156,717

Andrew D. Demott, Jr. (7) (8)	2020	379,592	-	109,239	121,956	2,765,950	-	518,526	32,487	3,927,750	3,927,750
Chief Operating Officer,	2019	410,410	-	124,994	51,550	-	-	540,498	35,712	1,163,164	1,163,164
Chief Financial Officer and Treasurer	2018	400,400	125,000	187,278	70,296	245,241	(125,000)	235,325	43,377	1,306,917	1,181,917

Dominic Leide	2020	224,694	-	-	43,932	281,083	-	21,630	10,563	581,902	581,902
President, The Office Gurus	2019	240,999	-	-	33,706	179,118	-	23,309	2,793	479,925	479,925
	2018	229,845	-	-	43,632	242,554	-	-	10,132	526,163	526,163

Philip Koosed	2020	128,077	-	-	19,245	1,103,701	-	-	15,376	1,266,399	1,266,399
President, BAMKO LLC	2019	150,000	-	-	33,706	363,298	-	-	2,800	549,804	549,804
	2018	150,000	-	-	-	270,477	-	-	10,850	431,327	431,327

Jordan M. Alpert (9)	2020	191,218	-	-	39,210	680,618	-	8,238	6,573	925,857	925,857
Senior Vice President, General Counsel
and Secretary

(1) The bonus amounts for Mr. M. Benstock and Mr. Demott represent reimbursement of cash taxes paid due to their 83(b) elections on their restricted stock grants issued in 2018.  Other than as disclosed in this column, no other discretionary bonuses were earned during the periods indicated.

(2) On February 7, 2020, Mr. M. Benstock, Mr. Attinella and Mr. Demott were awarded 30,606, 8,979 and 9,958 restricted shares, respectively, of the Company’s common stock.  These shares were unvested as of December 31, 2020 and vest on February 7, 2023 provided the executives are still employed by the Company on that date. On January 31, 2019, Mr. M. Benstock, Mr. Attinella and Mr. Demott were awarded 23,354, 8,441 and 7,034 restricted shares, respectively, of the Company’s common stock. These shares were unvested as of December 31, 2020 and vest on January 31, 2022 provided the executives are still employed by the Company on that date.  On January 31, 2019, Mr. Alpert was awarded 5,627 restricted shares of the Company’s common stock.  These shares were unvested as of December 31, 2020 and vest on January 31, 2024 provided the executive is still employed by the Company on that date. On February 1, 2018, Mr. M. Benstock and Mr. Demott were awarded 16,959 and 7,949 restricted shares, respectively, of the Company’s common stock.  These shares were unvested as of December 31, 2020 and vest on February 1, 2021 provided the executives are still employed by the Company on that date.  The amounts reported represent the grant date fair value of the award measured in accordance with FASB ASC Topic 718.  Refer to Note 12 – Share Based Compensation in the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020 for the relevant assumptions used to determine the valuation.

(3) The dollar amounts represent the fair value of the awards granted during each of the years presented in accordance with FASB ASC Topic 718.  Refer to Note 12 – Share-Based Compensation in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2020 for the relevant assumptions used to determine the valuation of our share-based awards.

(4) The amounts in this column include incentive bonuses earned during the respective calendar year. These amounts are paid during February or March of the following year.  See "Compensation Discussion and Analysis" and the Grants of Plan-Based Awards table for more information regarding the annual incentive bonus.

(5) The amounts reported reflect the aggregate change in the actuarial present value of each named executive officer's accumulated benefit under the defined benefit pension plans in which they participate.  The change in pension value reflects changes in age, service and earnings.  The amount for Mr. Leide in 2018 was negative $8,822.  The Company did not pay above-market or preferential rates on any non-qualified deferred compensation.

(6) The Company provides the named executive officers with certain group, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC guidance, because they do not discriminate in scope, terms or operation in favor of executive officers. The amounts shown in this column include the following for Mr. M. Benstock and Mr. Demott: matching contributions on 401(k) deferrals, insurance premiums for life insurance, insurance premiums for a supplemental medical plan, which is a fully insured hospital and medical expense reimbursement plan covering certain key management employees and their dependents, and personal automobile use. In 2020 and 2019, the amounts also include cash payments of dividends on unvested awards the Company’s common stock awarded under the 2013 Stock and Awards Plan for Mr. M. Benstock and Mr. Demott. In 2020, the amounts for Mr. Benstock include personal use of a private airplane. In 2018 and 2019, the amounts also include country club dues for Mr. Demott. For Mr. Attinella, the amounts represent matching contributions on 401(k) deferrals and/or discretionary 401(k) contributions and cash payments of dividends on unvested awards the Company’s common stock awarded under the 2013 Stock and Awards Plan in 2020 and 2019.  For Mr. Leide, Mr. Koosed, and Mr. Alpert, the amounts represent matching contributions on 401(k) deferrals and/or discretionary 401(k) contributions.  In 2020, the amount for Mr. Alpert also includes Company contributions on the nonqualified deferred compensation plan.

(7) In light of how Company performance affected the annual incentive bonus payouts for other employees of the Company, Mr. M. Benstock elected to forgo 100% of his 2018 non-equity incentive plan compensation (i.e., the entire $414,735 earned by him for 2018) and Mr. Demott elected to forgo 51% of his 2018 non-equity incentive plan compensation (i.e., $125,000 of the $245,241 earned by him for 2018).

(8) Mr. Attinella resigned from the Company on March 2, 2020. Mr. Demott became the Chief Financial Officer and Treasurer of the Company (in addition to his Chief Operating Officer role) as of that date.

(9) Compensation data for Mr. Alpert is not presented for periods prior to when he became a named executive officer, which was in 2020.

Employment and Compensation Arrangements

The Company has not entered into employment agreements with any of the named executive officers, other than Mr. Koosed. Mr. Koosed’s employment agreement was entered into in connection with the acquisition by the Company of substantially all of the assets of BAMKO, Inc., effective March 1, 2016.

Mr. Koosed’s employment agreement is with the Company’s subsidiary, BAMKO, LLC. Under the agreement, Mr. Koosed serves as President of BAMKO, LLC for an initial salary (subject to adjustment) of $150,000, and a bonus equal to (1) 2.75% of net profit of the Promotional Products segment, defined as pre-tax income (determined according to accounting principles generally accepted in the United States of America, as adjusted) plus the amortization of intangible assets associated with the acquisition of BAMKO’s assets on March 1, 2016, and excluding bonus amounts payable to Mr. Koosed, and other adjustments, and (2) an aggregate percentage of gross profit of the Promotional Products segment ranging from $0 to $30,000,000, stepped in tiers, and according to a defined payout scale ranging from 0.55% to 0.85% of gross profit. The agreement expires December 31, 2021, unless earlier terminated in accordance with its terms. The descriptions of the provisions in the agreement relating to termination for cause, termination for good reason and termination upon a change in control are incorporated herein by reference to the section “Potential Payments Upon Termination or Change in Control” below.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards for the named executive officers during fiscal year 2020.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of	All other option awards: Number of shares of	Exercise or base price of option	Grant date fair value of stock and option
		Threshold	Target	Maximum	Threshold	Target	Maximum	stock or units	stock or units	awards	awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#) (2)	(#)	($/Sh)	($) (3)
Michael Benstock		75,121	375,606	-	-	-	-
	2/7/2020							30,606	111,917	10.97	575,062

Michael Attinella (4)		23,650	118,250	-	-	-	-
	2/7/2020							8,979	32,833	10.97	168,707

Andrew D. Demott, Jr. (4)		40,467	202,335	-	-	-	-
	2/7/2020							9,958	36,417	10.97	187,110
	5/12/2020								18,190	8.48	44,085

Dominic Leide		17,660	88,298	-	-	-	-
	2/7/2020							-	9,000	10.97	19,245
	5/12/2020								10,186	8.48	24,687

Philip Koosed		-	-	-	-	-	-
	2/7/2020							-	9,000	10.97	19,245

Jordan M. Alpert		15,046	75,229	-	-	-	-
	2/7/2020							-	8,500	10.97	18,176
	5/12/2020								8,679	8.48	21,034

(1) The amounts represent the potential threshold and target payouts under our fiscal 2020 annual incentive plans.  There is no maximum payout. Actual payments are reflected in the Summary Compensation Table.  For an explanation of how the payouts are calculated, see "Compensation Discussion and Analysis" and "Annual Incentive Bonus".

(2) On February 7, 2020, Mr. M. Benstock, Mr. Attinella and Mr. Demott were awarded 30,606, 8,979 and 9,958 restricted shares, respectively, of the Company’s common stock.  These shares were unvested as of December 31, 2020 and vest on February 7, 2023 provided the executives are still employed by the Company on that date.

(3) The amounts reported represent the grant date fair value of the awards measured in accordance with FASB ASC Topic 718. Refer to Note 12 – Share Based Compensation in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020 for the relevant assumptions used to determine the valuation.

(4) Mr. Attinella resigned from the Company on March 2, 2020. Mr. Demott became the Chief Financial Officer and Treasurer of the Company (in addition to his Chief Operating Officer role) as of that date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by the named executive officers at December 31, 2020. All share and per share information in this table has been adjusted to give retroactive effect to the 2-for-1 stock split effective on February 4, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested
Name	(#) (1)	(#)	(#)	($)	(2)	(#) (3)	($)	(#) (3)	($)
Michael Benstock						70,919	1,641,775	-	-
	16,500	-		16.97	2/3/2022
	13,200	-		23.59	2/1/2023
	-	15,000		17.77	1/31/2024
	-	111,917		10.97	2/7/2025

Michael Attinella (4)						-	-	-	-
	-	-		-	-

Andrew D. Demott, Jr.						24,941	577,384	-	-
	14,500	-		16.97	2/3/2022
	11,600	-		23.59	2/1/2023
	-	13,000		17.77	1/31/2024
	-	36,417		10.97	2/7/2025
	-	18,190		8.48	5/12/2025

Dominic Leide						16,667	385,841	16,667	385,841
	6,116	-		16.35	2/5/2021
	9,200	-		16.97	2/3/2022
	7,200	-		23.59	2/1/2023
	-	8,500		17.77	1/31/2024
	-	9,000		10.97	2/7/2025
	-	10,186		8.48	5/12/2025

Philip Koosed						-	-	-	-
	-	8,500		17.77	1/31/2024
	-	9,000		10.97	2/7/2025

Jordan M. Alpert						5,627	130,265	-	-
	9,200	-		16.97	2/3/2022
	7,200	-		23.59	2/1/2023
	-	8,000		17.77	1/31/2024
	-	8,500		10.97	2/7/2025
	-	8,679		8.48	5/12/2025

(1)  Options and stock-settled stock appreciation rights granted prior to August 3, 2018 are exercisable immediately upon grant. Options and stock-settled stock appreciation rights granted thereafter vest two years after the grant date.

(2) The expiration date of each grant occurs five years after the date of the grant.

(3)  On February 7, 2020, Mr. M. Benstock and Mr. Demott were awarded 30,606 and 9,958 restricted shares, respectively, of the Company’s common stock.  These shares were unvested as of December 31, 2020 and vest on February 7, 2023 provided the executives are still employed by the Company on that date. On January 31, 2019, Mr. M. Benstock and Mr. Demott were awarded 23,354 and 7,034 restricted shares, respectively, of the Company’s common stock.  These shares were unvested as of December 31, 2020 and vest on January 31, 2022 provided the executives are still employed by the Company on that date.  On January 31, 2019, Mr. Alpert was awarded 5,627 restricted shares of the Company’s common stock.  These shares were unvested as of December 31, 2020 and vest on January 31, 2024 provided the executive is still employed by the Company on that date. On February 1, 2018, Mr. M. Benstock and Mr. Demott were awarded 16,959 and 7,949 restricted shares, respectively, of the Company’s common stock.  These shares were unvested as of December 31, 2020 and vest on February 1, 2021 provided the executives are still employed by the Company on that date.  On February 5, 2016, Mr. Leide was granted 16,667 restricted shares that vest on February 5, 2021 provided he remains continually employed by the Company.  In addition, Mr. Leide received a grant of 16,667 performance shares that vest on February 5, 2021 provided he meets certain revenue goals over the vesting period and remains continually employed by the Company.

(4) As a result of his resignation on March 2, 2020, Mr. Attinella forfeited all unvested awards previously granted to him.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options and SARs and vesting of stock for the named executive officers during fiscal year 2020. All share and per share information in this table has been adjusted to give retroactive effect to the 2-for-1 stock split effective on February 4, 2015.

Option Exercises and Stock Vested

	Option awards		Stock awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Name	(#)	($) (1)	(#)	($) (2)

Michael Benstock	17,500	127,400	23,571	274,366

Michael Attinella	-	-	-	-

Andrew D. Demott, Jr.	15,000	109,650	11,048	128,599

Dominic Leide	3,884	23,110	-	-

Philip Koosed	-	-	-	-

Jordan M. Alpert	10,000	52,500	-	-

(1) The value realized is computed as the difference between the market value on the date of exercise and the exercise price times the number of options exercised.

(2) The value realized for vested awards was determined by multiplying the fair market value of our common stock (the market closing price of our common stock on the vesting date) by the number of shares or units that vested.

Pension Benefits

Since 1942, the Company has had a retirement plan (the "Basic Plan") which has been qualified under the Internal Revenue Code. The Basic Plan is a "defined benefit" plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company's contributions are not allocated to the account of any particular employee. All domestic employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan prior to June 30, 2013. After June 30, 2013, benefits are provided under a “defined contribution plan” and the Basic Plan benefit accruals are frozen. The Company also commenced, effective November 1, 1994, the Superior Uniform Group, Inc. Supplemental Pension Plan (the "Supplemental Plan") which is available to certain eligible employees of the Company, including certain executive officers. Retirement benefits available under the Supplemental Plan are based on the same provisions as under the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service, which was $285,000 in 2020. The Supplemental Plan is not frozen.

The Supplemental Plan provides benefits based on years of service and earnings above and below the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). The normal monthly retirement benefit is 17.5% of an employee's average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. No more than 25 years of service may be used in determining the benefit. An employee's compensation includes overtime pay, commissions, and any bonus received, and therefore includes executive officers’ compensation as described in the Salary and Bonus columns of the Summary Compensation Table shown above. There is no offset in retirement benefits for Social Security benefits or other retirement plans or statutory benefits. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Base. Benefits accrued prior to November 1, 1989 under the Basic Plan would be paid, if higher than the sums set forth above.

The following table sets forth information regarding pension benefits for the named executive officers.

PENSION BENEFITS

		Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
Name	Plan name	(#) (1)	($) (2)	($)

Michael Benstock	Supplemental	25.0	7,885,892	-

	Basic	25.0	845,680	-

Michael Attinella	-	-	-	-

Andrew D. Demott, Jr.	Supplemental	22.5	2,964,473	-

	Basic	15.0	402,638	-

Dominic Leide	Basic	7.2	96,415	-

Philip Koosed	-	-	-	-

Jordan M. Alpert	Basic	2.3	35,817	-

(1) Mr. M. Benstock has served 40.9 years with the Company.  However, the maximum number of years of service that can be credited under the supplemental plan is 25.  Effective June 30, 2013, the Company no longer accrues additional benefits for future service or for future increases in compensation levels for the basic plan.

(2)  Refer to Note 8 - Benefit Plans in the Notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020 for the relevant assumptions used to determine the valuation.

Nonqualified Deferred Compensation

As of December 31, 2020, the Company had one nonqualified deferred compensation plan for which named executive officers and other Company employees are eligible. This plan permits eligible employees to contribute up to 95% of salary, incentive bonus, and/or commissions, if earned. The Company may make discretionary contributions to eligible plan participants’ accounts; two named executive officers were eligible for a Company contribution in 2020. At the time of the deferral elections, the participant must select a distribution date and a form of payment. The distribution date may be a specific date, upon retirement, or upon separation of service. The form of payment may be lump sum, or 5, 10 or 15 annual installments. Each participant is an unsecured creditor for any benefit under the plan, as no fund has been created for plan benefits that are protected from creditor claims. Participants may choose among several investment measurement funds in which to participate, and participants may change their investment mix at any time. Participants earn a rate of return which tracks the investment return achieved under the participant-selected investment measurement funds. The funds and annual rates of return as of December 31, 2020 are listed below:

Fund Name	Returns (%) 1 Year
American Century VP Value I	0.98
American Funds IS Global Growth & Inc 2	8.73
American Funds IS New World 2	23.58
Columbia VP Income Opportunities 2	5.67
Delaware VIP Small Cap Value Series Std	(1.90)
Delaware VIP Smid Cap Core Standard	11.08
BNY Mellon Small Cap Stock Index Portfolio	10.64
Fidelity VIP Government Money Mkt	0.32
Fidelity VIP Index 500 Init	18.24
Fidelity VIP Overseas Initial	15.61
JP Morgan Insurance Trust Mid Cap Value	0.37
PIMCO VIT Real Return Admin & Instl	11.71
PIMCO VIT Total Return Admin & Instl	8.65
T. Rowe Price Blue Chip Growth Port	34.28
Templeton Global Bond VIP 2	(5.28)
Vanguard VIF Balanced	10.68
Vanguard VIF Equity Income	3.25
Vanguard VIF Mid-Cap Index	18.07
Vanguard VIF Small Co Gr	23.18
Vanguard VIF Total Bond Mkt Idx	7.58
Virtus Duff & Phelps Real Estt Secs I	(1.33)

The following table shows contributions to the named executive officers’ deferred compensation accounts for fiscal year 2020 and the aggregate amount of deferred compensation as of December 31, 2020:

NONQUALIFIED DEFERRED COMPENSATION

	Executive contributions in last FY	Registrant contributions in last FY	Aggregate earnings in last FY	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
Name	($) (1)	($) (2)	($) (3)	($)	($)

Michael Benstock	48,606	-	147,898	-	1,233,874

Michael Attinella	-	-	-	-	-

Andrew D. Demott, Jr.	12,000	-	23,622	-	240,117

Dominic Leide	16,608	-	49,200	-	342,833

Philip Koosed	-	-	-	-	-

Jordan M. Alpert	5,000	6,000	17,032	-	125,823

(1) The amounts in the column are included in the “Salary” column in the Summary Compensation Table.

(2) The amounts in the column are included in the “All other compensation” column in the Summary Compensation Table.

(3) The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

The Company has a severance protection agreement with each of Mr. M. Benstock and Mr. Demott. The agreements are substantively identical to one another. Each of these agreements requires the Company to make severance payments and provide severance benefits to the executive if the executive’s employment is terminated within twenty-four (24) months following a “Change in Control”.

“Change in Control” under the Company’s severance protection agreements generally mean any of the following:

●

an acquisition of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities;

●

the individuals who as of the date of the severance protection agreement are members of the Board of Directors cease to constitute at least two-thirds of the members of the board, provided that (i) if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the incumbent board, such new director shall be considered as a member of the incumbent board, and (ii) no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board or as a result of any agreement intended to avoid or settle any election or proxy contest; or

●	approval by shareholders of the Company of:
o	a merger, consolidation or reorganization involving the Company, unless such transaction is a “Non-Control Transaction,” which means a merger, consolidation or reorganization of the Company where:
■

the shareholders of the Company, immediately before such merger, consolidation or reorganization, own immediately following such transaction at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction;

■

the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such transaction constitute at least two-thirds of the members of the Board of Directors of the surviving corporation; and

■

no person other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan maintained by the Company, the surviving corporation or any subsidiary, or (iv) any person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of 20% or more of the then outstanding voting securities has beneficial ownership of 20% or more of the combined voting power of the surviving corporation’s then outstanding voting securities;

o	a complete liquidation or dissolution of the Company; or
o	an agreement for the sale lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary).

For these purposes, a termination of employment is generally:

●

for “Cause” if the executive has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by two-thirds of the Company’s board that the executive (i) intentionally and continually failed substantially to perform his or her reasonably assigned duties for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the executive; or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; and

●

for “Disability” if the executive experiences a physical or mental infirmity which impairs the executive’s ability to substantially perform his duties with the Company for a period of one-hundred-eighty (180) consecutive days.

For these purposes, “Good Reason” generally means the occurrence of any one or more of the following events or conditions, without the executive’s consent, after a Change in Control:

●	the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities;
●

a reduction by the Company of the executive’s base salary or an adverse change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement which materially adversely affects the executive;

●	any failure to pay the executive any compensation, payment or benefits to which the executive is entitled within five days of the date due;
●	the Company’s requiring the executive to be based anywhere other than within 25 miles of the executive’s job location, except for reasonably required travel;

●

the failure by the Company to continue in effect any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee benefit plan, program or arrangement, in which the executive participates, or the taking of any action by the Company that would adversely affect the executive’s participation or materially reduce the executive’s benefits under any of such plans, without a substantially equivalent replacement;

●	the failure of the Company to secure a successor’s written agreement to perform the agreement; or
●	approval by the Company’s shareholders of a complete liquidation or dissolution of the Company that does not adequately provide the funds needed to perform the agreement.

As required by Section 409A of the Internal Revenue Code, the named executive officers’ agreements may be modified to be in compliance with payment timing and other relevant requirements.

Under these severance protection agreements, if, during the twenty-four (24) months following a “Change in Control,” the executive terminates employment for “Good Reason” or for any reason during the 45-day period commencing 180 days after the occurrence of the Change in Control or if the Company terminates his employment other than for Cause, death or disability, then the executive will be entitled to receive the following payments, benefits and rights:

(i)

payment of all amounts earned or accrued through the date of termination, including, base salary, reimbursement for reasonable and necessary expenses incurred on behalf of the Company, vacation pay, bonuses and incentive compensation, and all other amounts that the executive is entitled to under any compensation plan of the Company;

(ii)	payment of a bonus which is calculated pro-rata based on the number of calendar days the executive was employed during the calendar year of his termination;
(iii)	payment of an amount equal to two years of base salary and two years of annual bonus
(iv)	for a period of two years, continuation on behalf of the executive, his dependents and beneficiaries of life insurance, short-term disability, medical, dental and hospitalization benefits;
(v)	payment of the excess retirement benefit the executive would have received had he remained employed for two additional years; and
(vi)	all of the executive’s outstanding incentive awards shall become fully vested and, if applicable, fully exercisable.

Alternatively, if during the twenty-four (24) months following a “Change in Control”, the executive’s employment is terminated by the Company for Cause, death or disability, or by the executive for other than Good Reason or other than during the 45 day period commencing 180 days after the occurrence of a Change in Control, then the executive will be entitled to receive:

(i)

payment of all amounts earned or accrued through the date of termination, including, base salary, reimbursement for reasonable and necessary expenses incurred on behalf of the Company, vacation pay, bonuses and incentive compensation, and all other amounts that the executive is entitled to under any compensation plan of the Company; or

(ii)

if such termination is by the Company due to the executive’s death or disability, payment of a bonus which is calculated pro-rata based on the number of calendar days the executive was employed during the calendar year of his termination.

The severance protection agreements also provide that if any payment or benefit to which an executive is entitled pursuant to the agreement gives rise to excise tax liability for, under Section 4999 of the IRC, a tax gross-up will be provided to executive by the Company so that the executive will receive the same after-tax payment as would have been the case if such payment or benefit were not subject to such excise tax.

Under the terms of Mr. Koosed's employment agreement, Mr. Koosed will continue to receive his salary through the termination date of his employment agreement of December 31, 2021 upon change in control. Additionally, under the 2013 Incentive Stock and Awards Plan, Mr. Koosed will receive a pro-rata portion of his unvested awards upon a change in control.

If a change in control event occurs, or Mr. Koosed is terminated without cause (or another permitted reason) or resigns with good reason, during the term of the agreement, Mr. Koosed shall receive an amount equal to the base salary he would have been paid from resignation through the conclusion of the term of employment, his base salary and any bonus amount that is accrued but unpaid through the date of termination, incurred but not reimbursed expenses, and nonforfeitable benefits already earned and payable. Mr. Koosed’s right to receive certain of these items is contingent upon him fulfilling certain post-termination obligations. Mr. Koosed’s employment agreement defines good reason as (i) a material, adverse reduction in his authority, duties, or responsibilities (other than temporarily while he is physically or mentally incapacitated or as required by applicable law); (ii) his involuntary permanent relocation to any place that is more than 50 miles from BAMKO, LLC’s Los Angeles, California location on March 1, 2016; or (iii) BAMKO, LLC’s uncured breach of a material provision of the employment agreement. Cause has a customary definition in Mr. Koosed’s employment agreement, including for gross negligence, willful misconduct, continued failure to substantially perform his employment duties, material breach of the employment agreement, and certain crimes or other acts or omissions.

The Compensation Committee has determined that the foregoing severance and change in control benefits are an important part of a competitive overall compensation arrangement for these named executive officers, are consistent with the objective of attracting, motivating and retaining highly talented executives and are important as a recruitment and retention device. The Compensation Committee also has concluded that change in control benefits help to secure the continued employment and dedication of these named executive officers, mitigate concern that they might have regarding their continued employment prior to or following a change in control and encourage independence and objectivity when considering possible transactions that may be in the best interests of the Company’s shareholders but may possibly result in the termination of their employment.

The Compensation Committee has determined that the payment or provision of the foregoing severance and change in control benefits is consistent with competitive practices for positions at the level of these named executive officers. The potential amount of such benefits that an executive may receive in the event of a change in control did not influence the Compensation Committee’s decisions regarding other compensation elements due to the fact that a change in control may never occur during the named executive officer’s term of employment.

The following table sets forth the amount each named executive officer would be due under a change in control if the executive’s employment had been terminated as of December 31, 2020 other than by the Company for cause or disability or death. The amounts payable for cause include only accrued compensation (column accompanying footnote (1) below). The amounts for death or disability include only accrued compensation (column accompanying footnote (1) below) and pro-rata bonus (column accompanying footnote (2) below).

Potential Payments Upon Change in Control

	Accrued Compensation	Pro-Rata Bonus	Cash Severance	Health and Welfare Benefits	Cash Retirement Benefits	Equity Awards
Name	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)

Michael Benstock	4,923,536	-	4,427,605	56,057	-	3,085,624

Michael Attinella (7)	-	-	-	-	-	-

Andrew D. Demott, Jr.	2,765,950	-	2,766,645	43,628	364,145	1,357,731

Dominic Leide (8)	281,083	-	-	-	-	898,104

Philip Koosed (9)	1,103,701	-	150,000	-	-	93,105

Jordan M. Alpert (10)	680,618	-	-	-	-	178,392

(1) Amount includes all amounts earned or accrued though the termination date, including bonuses and incentive compensation (other than pro-rata bonus).  There is no accrued salary or accrued vacation as of December 31, 2020 or any other amounts under any compensation plan.

(2) There is no pro-rata bonus as of December 31, 2020 as bonuses are earned on a calendar year basis. Bonuses earned for fiscal year 2020 are included in accrued compensation.

(3) Amount is equal to two times the sum of base salary plus bonus amount.  The bonus amount is the average of the annual cash bonuses paid or payable during the three full years before the termination date.

(4)  For a period of two years, continuation on behalf of the executive, his dependents and beneficiaries the life insurance, short-term disability, medical, dental and hospitalization benefits.  The amounts represent the Company’s portion of the benefit cost.

(5) The amount represents a cash payment of the excess retirement benefit the executive would have received had he remained employed for two additional years.

(6) Amounts represent the value of accelerated vesting of outstanding stock awards.  For options or stock appreciation rights granted prior to August 3, 2018 there is no amount as they vest upon issuance. The stock price as of December 31, 2020 was greater than the exercise price of options or stock appreciation rights granted subsequent to August 3, 2018.

(7) As a result of his resignation on March 2, 2020, potential payments upon change in control is not applicable for Mr. Attinella.

(8) There is no change in control agreement for Mr. Leide.  However, under the 2013 Incentive Stock and Awards Plan, Mr. Leide will receive a pro-rata portion of his unvested awards upon a change in control.

(9) Under the terms of Mr. Koosed's employment agreement, Mr. Koosed will continue to receive his salary through the termination date of his employment agreement of December 31, 2021 upon change in control. Additionally, under the 2013 Incentive Stock and Awards Plan, Mr. Koosed will receive a pro-rata portion of his unvested awards upon a change in control.

(10) There is no change in control agreement for Mr. Alpert.  However, under the 2013 Incentive Stock and Awards Plan, Mr. Alpert will receive a pro-rata portion of his unvested awards upon a change in control.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”), the Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (‟PEO”). The Company’s PEO is Michael Benstock, our chief executive officer.

To determine the median employee, we reviewed a list of all employees of the Company and its subsidiaries as of December 31, 2020 and examined total cash compensation actually paid to each such employee during 2020. We believe that the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely grant annual equity awards to employees. Cash compensation was annualized for full- and part-time employees as of December 31, 2020 who were not employed for the full year. Conversion of foreign currency to U.S. dollars was performed by using the average of the monthly average exchange rates for the year as stated in generally-available published websites. The median employee was then selected from the list. The median employee’s annual total compensation will be an average of two people’s annual total compensation if we have an even number of employees.

After identifying the median employee using total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table in this proxy statement. The ratio of the annual total compensation of the Company’s PEO to the median annual total compensation of all Company employees (excluding the PEO) is as follows:

Annual total compensation of our median employee	$7,989
Annual total compensation of Michael Benstock, our PEO	$6,405,237
Ratio of Michael Benstock’s annual total compensation to the median employee’s annual total compensation	802 to 1

As of December 31, 2020, the Company and its subsidiaries employed approximately 4,600 persons, of which approximately 3,840 were based outside of the United States of America and approximately 760 were based inside the United States of America. Using the same method of determining the median employee disclosed above, but limiting the employee pool to only U.S.-based employees, the ratio of the annual total compensation of the Company’s PEO to the median annual total compensation of all U.S.-based employees (excluding the PEO) is as follows:

Annual total compensation of our median U.S.-based employee	$39,286
Annual total compensation of Michael Benstock, our PEO	$6,405,237
Ratio of Michael Benstock’s annual total compensation to the median U.S.-based employee’s annual total compensation	163 to 1

The ratios of Michael Benstock’s annual total compensation to the medians of each of our total employees’ and U.S.-based employees’ annual total compensation were greater than they were in past years. The increase is due primarily to the amount of incentive compensation earned by Mr. Benstock as a result of the Company’s strong financial performance in 2020, in spite of myriad challenges faced by the Company, including addressing the onset of and continued response to the COVID-19 pandemic and rapidly changing customer and sourcing demands.

Director Compensation

The Compensation Committee reviews on an annual basis the compensation of directors for service on the Board and recommends changes to such compensation to the Board, which makes the ultimate decision on director compensation. In recommending Director compensation, the Compensation Committee may take into account general market data, including that provided by its compensation consultant.

Directors who are employees of the Company receive no extra compensation for their services as Directors. Commencing as of February 7, 2014, each non-employee Director received up to $2,000 per Board of Directors meeting attended. However, in 2020, each non-employee Director began receiving a 50% Board meeting fee reduction, resulting in each non-employee Director now receiving $1,000 per Board of Directors meeting attended.

Commencing as of February 7, 2014, each non-employee Director receives grants of 2,750 stock options per year. In addition, each non-employee Director receives the following per year in restricted common stock of the Company which vests three years after date of grant: Mr. Kirschner - $86,938 and Ms. Hensley, Mr. Mellini, Mr. Siegel, and Ms. Fields - $69,550.

Commencing as of February 7, 2014, each non-employee Director also received an annual retainer (paid in quarterly installments) as follows: Sidney Kirschner - $31,000; Robin Hensley - $19,000; Paul Mellini - $18,000; Todd Siegel - $16,000; and Venita Fields - $13,000. However, in 2020 each non-employee Director began receiving a 50% retainer reduction, resulting in each non-employee Director now receiving annualized retainers (paid in quarterly installments) as follows: Sidney Kirschner – $15,550; Robin Hensley - $9,500; Paul Mellini - $9,000; Todd Siegel - $8,000; and Venita Fields - $6,500.

In addition, members of the Audit Committee received $500 per committee meeting attended, members of the Compensation Committee received $250 per committee meeting attended, members of the Corporate Governance, Nominating and Ethics Committee received $250 per committee meeting attended, and members of the Capital Committee received $250 per committee meeting attended. However, in 2020 committee members began receiving a 50% committee meeting fee reduction, resulting in the committee members now receiving the following fees per meeting attended: Audit Committee receives $250; Compensation Committee receives $125; Corporate Governance, Nominating and Ethics Committee receives $125; and Capital Committee receives $125.

Non-employee Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings and committee meetings. In addition, non-employee Directors are eligible to receive additional stock option grants pursuant to our 2013 Incentive Stock and Awards Plan.

The following table sets forth information regarding the compensation received by each of the Company's directors during the year ended December 31, 2020, except for Mr. M. Benstock and Mr. Demott, whose compensation is set forth in the Summary Compensation Table above.

DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($) (1)	($) (2)	($) (3)	($)
Sidney Kirschner	27,125	109,624	15,439	-	152,188

Robin Hensley	18,625	87,699	12,406	-	118,730

Paul Mellini	19,875	87,699	12,622	-	120,196

Todd Siegel	17,000	87,699	11,648	-	116,347

Venita Fields	14,875	87,699	11,107	-	113,681

Alan D. Schwartz		-	-	72,238	72,238

(1) On November 6, 2020 the Board of Directors approved a restricted stock grant under the terms of the 2013 Stock and Awards Plan to the five independent members of the Board of Directors. Mr. Kirschner received 4,205 shares, and Ms. Hensley, Mr. Mellini, Mr. Siegel, and Ms. Fields each received 3,364 shares. The fair value on the date of grant was $26.07 per share. These shares are unvested and will vest if the directors are still serving on the Company’s Board of Directors on November 6, 2023. The shares are subject to accelerated vesting under certain circumstances as outlined in the 2013 Stock and Awards Plan. In addition, the shares received by Mr. Kirschner are subject to acceleration upon Mr. Kirschner’s retirement from or decision to not seek re-election to the Company’s Board of Directors, if such retirement or decision occurred at least one (1) year after the grant date. In all other material respects the restricted stock award agreement is identical to the Form of Restricted Stock Agreement filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on February 13, 2014 (File/Film No.: 001-05869/14603415).

(2) Stock options for our non-employee Directors are granted annually. On May 12, 2020, each of the non-employee Directors was awarded 2,750 options that vest two years from the date of grant. The options were granted with an exercise price of $8.48 per share. Additionally, on May 12, 2020, Mr. Kirschner was awarded 4,441 options, and Ms. Hensley was awarded 3,028 options, Mr. Mellini was awarded 3,129 options, Mr. Siegel was awarded 2,675 options, and Ms. Fields was awarded 2,423 options. The options were granted with an exercise price of $8.48 per share and vest one year from the date of grant. The amount shown in this column is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 12 – Share-Based Compensation in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2020 for the relevant assumptions used to determine the valuation of our option awards. All such awards are granted with an exercise price equal to the closing price of the common stock on the date of grant as reported on NASDAQ and expire ten years after the date of grant. As of December 31, 2020, Mr. Kirschner had 48,941 options outstanding.  Of such options, 39,000 are exercisable, 2,750 vest on May 3, 2021, 4,441 vests on May 12, 2021 and 2,750 vests on May 12, 2022.  Ms. Hensley had 19,528 options outstanding.  Of such options, 11,000 are exercisable, 2,750 vest on May 3, 2021, 3,028 vests on May 12, 2021 and 2,750 vests on May 12, 2022.  Mr. Mellini had 40,629 options outstanding.  Of such options, 32,000 are exercisable, 2,750 vest on May 3, 2021, 3,129 vests on May 12, 2021 and 2,750 vests on May 12, 2022.  Mr. Siegel had 26,175 options outstanding.  Of such options, 18,000 are exercisable, 2,750 vest on May 3, 2021, 2,675 vests on May 12, 2021 and 2,750 vests on May 12, 2022.  Ms. Fields had 7,923 options outstanding. Of such options, 2,750 vest on May 3, 2021, 2,423 vests on May 12, 2021 and 2,750 vests on May 12, 2022.

(3)  Mr. Schwartz retired from the Company on March 31, 2017.  In connection with his retirement, the Company entered into a Retirement and Consulting Agreement with Mr. Schwartz, effective March 8, 2017.  Under the agreement, Mr. Schwartz performs consulting services for the Company for up to three years after his retirement.  The Company pays Mr. Schwartz a monthly fee of $43,028 for the first year, $30,983 for the second year, and $20,746 for the third year.  Mr. Schwartz also was afforded certain other benefits as stated in the agreement, the fair value of which is approximately $10,000 per year.  The agreement is subject to early termination by either party.  The agreement stipulates that Mr. Schwartz will not be treated as a non-employee director under the Company's compensation plans, policies, and practices for any period of the service after his retirement date, and as such, will receive no compensation for his service as a director.

COMPENSATION COMMITTEE REPORT1

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

BY: Sidney Kirschner and Paul Mellini

1 The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of the Record Date (except as noted), information regarding the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each Director, (iii) each nominee for election as a Director, (iv) each named executive officer, and (v) all Directors and executive officers as a group.

Except as set forth below, percentage ownership is based on 15,543,253 shares of the Company’s Common Stock issued and outstanding as of the Record Date. Shares issuable upon exercise of options and SARs within 60 days after the Record Date are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of each person deemed to beneficially own such securities, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All share and per share information in the footnotes to the table has been adjusted to give retroactive effect to the 2-for-1 stock split effective on February 4, 2015.

SECURITY OWNERSHIP
Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership (1)		Class

BENSTOCK-SUPERIOR LTD.	2,782,088	(2)	17.9%
10055 Seminole Boulevard
Seminole, Florida 33772

DIMENSIONAL FUND ADVISORS, LP	1,038,216	(4)	7.0%
6300 Bee Cave Road
Austin, TX 78746

MOCHELLE A. STETTNER	848,360	(5)	5.5%
2331 Lehigh Parkway N.
Allentown, PA 18130

MICHAEL BENSTOCK	701,609	(3)(6)(7)(8)(9)(10)	4.5%
10055 Seminole Boulevard
Seminole, Florida 33772

ANDREW D. DEMOTT, JR.	229,710	(6)(7)(8)(9)(10)	1.5%
10055 Seminole Boulevard
Seminole, Florida 33772

SIDNEY KIRSCHNER	105,768	(6)(11)(12)(13)	*
10055 Seminole Boulevard
Seminole, Florida 33772

PAUL MELLINI	96,023	(6)(11)(12)(13)	*
10055 Seminole Boulevard
Seminole, Florida 33772

DOMINIC LEIDE	75,429	(6)	*
10055 Seminole Boulevard
Seminole, Florida 33772

TODD SIEGEL	51,928	(6)(11)(12)(13)	*
10055 Seminole Boulevard
Seminole, Florida 33772

JORDAN ALPERT	50,489	(6)	*
10055 Seminole Boulevard
Seminole, Florida 33772

ROBIN HENSLEY	46,864	(6)(11)(12)(13)	*
10055 Seminole Boulevard
Seminole, Florida 33772

PHILIP KOOSED	25,018	(6)	*
10055 Seminole Boulevard
Seminole, Florida 33772

MICHAEL ATTINELLA	17,420	(8)(9)	*
10055 Seminole Boulevard
Seminole, Florida 33772

VENITA FIELDS	10,057	(12)(13)	*
10055 Seminole Boulevard
Seminole, Florida 33772

* less than 1%.

(1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option or other right. Inclusion in the table of such shares, however, does not constitute an admission that the director, nominee, named executive officer or principal stockholder is a direct or indirect beneficial owner of such shares. Except as set forth herein, the persons listed have sole voting and investment power with respect to the shares referred to in the table.

(2) Represents shares held of record by Benstock-Superior Ltd., a Florida limited partnership ("Reporting Person").  The general partners of the Reporting Person are Susan B. Schwartz, the wife of Alan D. Schwartz, Michael Benstock and Peter Benstock (the “General Partners”). The General Partners of the Reporting Person each own three hundred thirty-three and one-third (333 1/3) of the one thousand (1,000) total outstanding general partnership units. The voting and disposition of the Company's Common Stock owned by the Reporting Person requires approval of a majority of the general partnership units pursuant to the limited partnership agreement of the Reporting Person. Accordingly, each General Partner disclaims individual beneficial ownership of the shares of the Company’s Common Stock owned by the Reporting Person.

(3) Includes 22,000 shares held of record by Mr. M. Benstock’s wife. Mr. M. Benstock disclaims beneficial ownership of such shares.

(4) This disclosure is based on a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2021. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this table are owned of record by the Funds. Dimensional disclaims beneficial ownership of such securities. According to the Schedule 13G, Dimensional has dispositive power over all 1,038,216 shares reflected in this table, but voting power over only 1,010,132 of such shares.

(5) Includes 10,288 shares owned by a Trust of which Mrs. Stettner is a Co-Trustee with two of her adult children, and 1,824 shares held as custodian for her children who are now adults. Mrs. Stettner disclaims beneficial ownership of all of these shares.

(6) The share ownership of the following individuals includes that number of shares underlying option and SARs awards following his or her name, which are currently exercisable or are exercisable within 60 days of the Record Date, pursuant to the Company’s 2013 and 2003 Incentive and Stock and Awards Plans: Mr. M. Benstock – 44,700; Mr. Demott – 39,100 shares; Mr. Kirschner – 41,750 shares; Ms. Hensley – 13,750 shares; Mr. Mellini – 34,750 shares; Mr. Siegel – 20,750 shares; Mr. Leide – 24,900 shares; Mr. Alpert – 24,400 shares; and Mr. Koosed – 8,500 shares.

(7) Mr. M. Benstock has pledged approximately 136,388 of the shares listed in the table as security for a loan. Mr. Demott has pledged 140,474 of the shares listed in the table as security for a loan.

(8) Includes unvested restricted shares granted on January 31, 2019. These shares will vest on January 31, 2022 if the respective executive is still employed by the Company. The executives have the ability to vote these shares currently. Mr. M. Benstock has 23,354 shares; Mr. Demott has 7,034 shares; and Mr. Attinella has 8,441 shares. Mr. Attinella’s shares were forfeited upon his resignation on March 2, 2020.

(9) Includes unvested restricted shares granted on February 7, 2020. These shares will vest on February 7, 2023 if the respective executive is still employed by the Company. The executives have the ability to vote these shares currently. Mr. M. Benstock has 30,606 shares; Mr. Demott has 9,958 shares; and Mr. Attinella has 8,979 shares. Mr. Attinella’s shares were forfeited upon his resignation on March 2, 2020.

(10) Includes unvested restricted shares granted on February 5, 2021. These shares will vest on February 5, 2024 if the respective executive is still employed by the Company. The executives have the ability to vote these shares currently. Mr. M. Benstock has 13,039 shares; and Mr. Demott has 4,461 shares.

(11) Includes unvested restricted shares granted on November 2, 2018. These shares will vest on November 2, 2021 if the respective director is still serving on the Board of Directors of the Company. The directors have the ability to vote these shares currently. Mr. Kirschner – 3,830 shares; Ms. Hensley – 3,064 shares; Mr. Mellini – 3,064 shares; Mr. Siegel – 3,064 shares.

(12) Includes unvested restricted shares granted on November 1, 2019. These shares will vest on November 1, 2022 if the respective director is still serving on the Board of Directors of the Company. The directors have the ability to vote these shares currently. Mr. Kirschner – 4,929 shares; Ms. Hensley – 3,943 shares; Mr. Mellini – 3,943 shares; Mr. Siegel – 3,943 shares; and Ms. Fields – 3,943

(13) Includes unvested restricted shares granted on November 6, 2020. These shares will vest on November 6, 2023 if the respective director is still serving on the Board of Directors of the Company. The directors have the ability to vote these shares currently. Mr. Kirschner – 4,205 shares; Ms. Hensley – 3,364 shares; Mr. Mellini – 3,364 shares; Mr. Siegel – 3,364 shares; and Ms. Fields – 3,364.

PROHIBITION OF DIRECTOR, OFFICER AND EMPLOYEE HEDGING.

Our insider trading policy prohibits our directors, officers, and employees, and each of their related persons, from entering into hedging or other short-term, speculative transactions in or related to the Company’s securities.

CERTAIN TRANSACTIONS

Director and Officer Liability Insurance

As authorized by Section 607.0850(12) of the Florida Business Corporation Act, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law. Such insurance, in the face amount of $17,000,000, was obtained pursuant to contracts dated August 27, 2020. Under the terms of the contracts, the Company paid an annual premium of $221,200 for the insurance.  During 2019, such insurance, in the face amount of $12,000,000, was obtained pursuant to contracts dated August 27, 2019. Under the terms of the contracts, the Company paid an annual premium of $98,620 for the insurance. No sums have been paid or sought under any such indemnification insurance.

Related Party Transactions

Our Board of Directors has adopted a written Related Party Transactions Policy, which applies to our directors and officers. This policy requires disclosure to either the Company’s general counsel or chief financial officer, and review by either the Audit Committee or the Board of the material terms of any related party transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction. The transaction(s) below were reviewed under our Related Party Transactions Policy.

On December 17, 2012, the Company and its Chairman Emeritus, Mr. Gerald M. Benstock, entered into a separation, general release, non-compete, and advisory services agreement which contained a three-year term. During each of 2015, 2016, 2017, 2018, and 2019, the agreement was extended for one additional year each. The agreement is subject to early termination by either party. During each year of the term, Mr. Benstock receives $150,000, plus payments for, or reimbursements of, certain pre-approved travel, lodging, entertainment, and business expenses. Under the agreement, Mr. Benstock also retains access to an automobile leased for him by the Company for the remainder of the automobile’s term, and at the Company’s discretion thereafter for the remainder of the term of the agreement. The agreement was not extended in 2020; subject to its terms, it expired in December 2020. Additionally, Mr. Benstock did not accept $37,500 of compensation to which he was entitled under his agreement in order to align conceptually the compensation he received with the reduced compensation received by Company employees and the Board. During 2020, 2019, 2018, 2017, 2016, and 2015, Mr. Benstock also received additional consulting fees of $0, $0, $0, $50,000, $50,000, and $50,000, respectively, for consulting services related to discrete Company projects.

On March 8, 2017, the Company and one of its directors (who, at the time, held the position of President of the Company), Alan D. Schwartz, entered into a Retirement and Consulting Agreement, which would compensate Mr. Schwartz for consulting services performed for up to three years after his retirement from the Company. The Company pays Mr. Schwartz a monthly fee of $43,028 for the first year, $30,983 for the second year, and $20,746 for the third year. Mr. Schwartz also was afforded certain other benefits as stated in the agreement, the fair value of which is approximately $10,000 per year. The agreement is subject to early termination by either party. The agreement expired on March 31, 2020. For a complete description of the terms and conditions of the agreement, please refer to the agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 13, 2017.

REPORT OF THE AUDIT COMMITTEE2

The Company’s Audit Committee serves to assist the Board in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The members of the Audit Committee meet the independence and experience requirements of NASDAQ and the Securities and Exchange Commission.

The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and its financial reporting process. The Company’s independent registered public accounting firm, Mayer Hoffman McCann P.C., is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with the Company’s management.

2. The Audit Committee has discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), and SEC Regulation S-X, Rule 2-07 (Communication with Audit Committee).

3. The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Mayer Hoffman McCann P.C.’s communications with the Audit Committee concerning independence, and has discussed with Mayer Hoffman McCann P.C. its independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

BY: Robin Hensley, Sidney Kirschner, Paul Mellini, and Venita Fields

2 The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee continues its long-standing practice of recommending that the Board ask the shareholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm. The Audit Committee has appointed Mayer Hoffman McCann P.C., independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2021.

Shareholder ratification of the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Audit Committee and the Board of Directors have elected to seek such ratification as a matter of good corporate practice. If the shareholders do not ratify this appointment, the Audit Committee will consider the appointment of other auditors, but may also decide to retain Mayer Hoffman McCann P.C. as independent registered public accounting firm for 2021. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Company expects representatives of Mayer Hoffman McCann P.C. to be present and available to respond to appropriate questions at the 2021 Annual Meeting. Representatives of Mayer Hoffman McCann P.C. will have the opportunity to make a statement if they so desire.

Audit Fees and All Other Fees

The following table sets forth information regarding fees paid by the Company to Mayer Hoffman McCann P.C. during 2020 and 2019:

Type of Fees	2020	2019
Audit Fees (1)	$540,089	$406,000
Audit-Related Fees	-	-
Tax Fees (2)	-	55,600
Total Fees	$540,089	$461,600

(1) Fees for audit services include fees associated with the annual audits, quarterly reviews, audits of internal control over financial reporting, and consents issued in connection with our registration statements filed with the SEC in 2020 and 2019.

(2) Tax Fees were billed for services including assistance with tax compliance and the review and preparation of tax returns.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has concluded that Mayer Hoffman McCann P.C.’s provision of the audit and non-audit services described above is compatible with maintaining Mayer Hoffman McCann P.C.'s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee's pre-approval policies do not permit the delegation of the Audit Committee's responsibilities to management.

Compensation of Independent Auditors’ Employees

Mayer Hoffman McCann P.C. leases substantially all of its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. As such, approximately 100% of the hours spent on the audit were by personnel who are not full time, permanent employees of Mayer Hoffman McCann P.C.

The approval of this proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In order to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for 2021, abstentions will be disregarded and will not be counted as votes for or against such proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a shareholder’s failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of the auditor ratification proposal.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2021.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, including the financial statements and a list of exhibits to the Form 10-K. We will furnish to any such person any exhibit described in the list accompanying the Form 10-K upon the advance payment of reasonable fees. Requests for copies of the Form 10-K and/or any exhibits should be directed to Melinda Barreiro, c/o Superior Group of Companies, Inc., 10055 Seminole Boulevard, Seminole, Florida 33772. Your request must contain a representation that, as of March 11, 2021, you were a beneficial owner of shares entitled to vote at the 2021 Annual Meeting of Shareholders.

You may review our filings with the Securities and Exchange Commission by visiting our website at www.superiorgroupofcompanies.com.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Annual Meeting. If any matter not described herein should be presented for shareholder action at the Annual Meeting, the persons named as proxies in the enclosed proxy card will vote or refrain from voting the shares represented thereby in accordance with their best judgment on such matters after consultation with the Board of Directors.

SHAREHOLDER PROPOSALS FOR

PRESENTATION AT THE 2022

ANNUAL MEETING

In order for proposals of shareholders and shareholder nominations for directors to be eligible for inclusion in our proxy materials relating to the annual meeting of shareholders in 2022, pursuant to SEC Rule 14a-8, they must be submitted in writing to the Company’s Secretary and received by the Company at the Company’s executive offices at 10055 Seminole Boulevard, Seminole, Florida 33772 by December 1, 2021 (unless the date of the 2022 annual meeting is not within 30 days of May 14, 2022, in which case the deadline will be a reasonable time before we begin to print and send the proxy materials for the 2022 annual meeting).

Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy materials for such meeting. Under the advance notice provisions of our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Company at the foregoing address between December 15, 2021 and January 14, 2022 (unless the date of the 2022 annual meeting is not within 25 days of May 14, 2022, in which case such notice must be received by the Company not later than the close of business on the tenth day following the date on which notice of the 2022 annual meeting is first mailed or made publically known). The procedure for nominating directors is described above under “Director Committees and Meetings – Nomination of Directors.” The proxy solicited by the Board for the 2022 annual meeting will confer discretionary authority to vote on behalf of the persons named in such proxy on any shareholder proposal as to which the Company does not receive timely notice pursuant to the advance notice provisions of our Bylaws described above.

All shareholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws, and Florida law.

By Order of the Board of Directors

/s/ Jordan M. Alpert

JORDAN M. ALPERT

Secretary

Dated: March 31, 2021

SUPERIOR GROUP OF COMPANIES, INC.

10055 Seminole Boulevard, P.O. Box 4002, Seminole, FL 33775-0002

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2021

The undersigned shareholder appoints MICHAEL BENSTOCK and ANDREW D. DEMOTT, JR., or any one of them, as proxies with full power of substitution and resubstitution, to vote the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company on May 14, 2021 at 12:00 p.m. Eastern Time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting included herewith, unless otherwise specified. The Annual Meeting of Shareholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/superiorgroupofcompanies/2021/htype.asp by 11:59 p.m. Eastern Time on May 11, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by logging in using the link to the meeting and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Virtual Meeting”.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD. The proxies, in theirdiscretion, are further authorized to vote (x) for the election of a person to the Board of Directors, if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2021 Annual Meeting of Shareholders by January 12, 2021, and (z) on other matters which may properly come before the 2021 Annual Meeting of Shareholders and any adjournments or postponements thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Continued and to be signed on reverse side

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held May 14, 2021. The Proxy Statement and our

2020 Annual Report on Form 10-K are available at:

http://www.viewproxy.com/superiorgroupofcompanies/2021

The Board of Directors recommends you vote FOR the following proposal:

1.	To elect seven (7) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified; and

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Sidney Kirschner	☐	☐	☐	04 Paul Mellini	☐	☐	☐	07 Andrew D. Demott, Jr.	☐	☐	☐
02 Michael Benstock	☐	☐	☐	05 Todd Siegel	☐	☐	☐
03 Robin Hensley	☐	☐	☐	06 Venita Fields	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	Note: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
2. To ratify the appointment of Mayer Hoffman McCann P.C. as independent
auditors for the fiscal year ending December 31, 2021; and	Please sign, date and return promptly in the enclosed envelope.
☐ FOR ☐ AGAINST ☐ ABSTAIN

Date

Signature

Signature
(Joint Owners)
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Address Change/Comments: (If you noted any Address Changes and/or Comments above,	VIRTUAL CONTROL NUMBER
please mark box.) ☐

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

VIRTUAL CONTROL NUMBER

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/superiorgroup ofcompanies/2021/htype.asp and then using your Virtual Control Number printed hereon. Your registration must be received by 11:59 p.m. Eastern Time on May 11, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by logging in using the link to the meeting and the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled “Virtual Meeting”.

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone